Exhibit 99.1

Dayton Superior Reports Record Second Quarter Net Income

DAYTON, Ohio--(BUSINESS WIRE)--Dayton Superior Corporation (NASDAQ: DSUP), the leading North American provider of specialized products for the non-residential concrete construction market, reported today record net income for its second quarter ended June 27, 2008. Compared with results for the similar period of 2007:

  Net sales were $141 million, up 3%;
  Gross profit increased 16%, or $7 million, to $51 million, driven by pricing and productivity disciplines;
  Record second quarter net income doubled to $8 million, or 44 cents per share, versus $4 million, or 23 cents per share in 2007.

Eric R. Zimmerman, Dayton Superior’s President and Chief Executive Officer, said, “We are proud of our operational and organizational improvements in this difficult market environment. All facets of our organization contributed to our second quarter success. Our marketing and sales disciplines, manufacturing productivity, distribution center controls, and new product sales were all key to our improved performance. In light of the non-residential construction challenges in some regions, intense steel cost inflation, and continued tight credit markets, we are pleased with our results through June.”

For the quarter, sales of Dayton Superior’s concrete construction related products were $121 million, an increase of 3%, due to increased pricing and new product sales. Revenues from rentals of concrete forming and shoring equipment were $14 million, down 9%, due to a slower non-residential construction market in some regions. Sales of used rental equipment sales were up 14% due to the timing of customer demand.

Gross profit on product sales was $40 million for the quarter, which was 33% of net sales, or 19% higher than last year. Rental gross profit was $5 million, compared with $7 million last year due to the decline in revenue. As a percentage of sales, gross profit on the sales of used rental equipment for the quarter increased significantly due to more sales of fully depreciated equipment.

Selling, general, and administrative expenses increased to $30 million in the recent quarter from $27 million last year. The increase was due to increased headcount, salaries, and other personnel related expenses.

The following results for the first half of 2008 are compared with results for the similar period of 2007:

  Net sales were flat at $236 million;
  Income from operations was $22 million compared to $20 million, driven by pricing and productivity disciplines;
  Net loss of $9 million, or $0.50 per share, including a $6 million charge related to a debt refinancing, versus $4 million, or $0.21 per share.

The Company has commenced an offer to exchange its 13% Senior Subordinated Notes due 2009 for new Senior Secured Notes due 2014.

Mr. Zimmerman added, “As we enter the second half of 2008 and into 2009, we will continue to focus on improving customer service and product line performance. These have been and will continue to be keys to sustaining continuous improvement at Dayton Superior Corporation.”

The Company has scheduled a conference call at 11:00 a.m. EDT, Thursday, July 31, 2008 to discuss the second quarter results. The conference call can be accessed by dialing 1-877-741-4253 or 1-719-325-4815 and enter ID# 7125441 at least 10 minutes before the start of the call to register. A replay of the call will be available from 2:00 p.m. ET, Thursday, July 31, 2008, until 11:59 p.m. ET, Thursday, August 14, 2008. Please call 1-888-203-1112 or 1-719-457-0820 and enter ID# 7125441.

Dayton Superior is the leading North American provider of specialized products consumed in non-residential, concrete construction, and we are the largest concrete forming and shoring rental company serving the domestic, non-residential construction market. Our products can be found on construction sites nationwide and are used in non-residential construction projects, including: infrastructure projects, such as highways, bridges, airports, power plants and water management projects; institutional projects, such as schools, stadiums, hospitals and government buildings; and commercial projects, such as retail stores, offices and recreational, distribution and manufacturing facilities.

Note: Certain statements made herein concerning anticipated future performance are forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation):

  the ability to refinance the Company’s debt on commercially reasonable terms;
  depressed or fluctuating market conditions for the Company’s products and services;
  operating restrictions imposed by the Company’s existing debt increased raw material costs and operating expenses;
  the ability to increase manufacturing efficiency, leverage purchasing power and broaden the Company’s distribution network;
  the competitive nature of the non-residential construction industry in general, as well as specific market areas.

This list of factors is not intended to be exhaustive, and additional information concerning relevant risk factors can be found in Dayton Superior’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and current Reports on Form 8-K filed with the Securities and Exchange Commission.

(tables follow)

Dayton Superior Corporation
Summary Income Statement, Unaudited
(amounts in thousands, except per share amounts)

	For the three fiscal months ended:
	June 27, 2008		June 29, 2007
	Amount	% of Sales	Amount	% of Sales

Product Sales	$121,267	86.0%	$117,174	85.2%
Rental Revenue	13,615	9.6%	14,931	10.9%
Used Rental Equipment Sales	6,155	4.4%	5,411	3.9%
Net Sales	141,037	100.0%	137,516	100.0%

Product Cost of Sales	80,936	66.7%	83,334	71.1%
Rental Cost of Sales	8,226	60.4%	8,252	55.3%
Used Rental Equipment Cost of Sales	514	8.4%	1,507	27.9%
Cost of Sales	89,676	63.6%	93,093	67.7%

Product Gross Profit	40,331	33.3%	33,840	28.9%
Rental Gross Profit	5,389	39.6%	6,679	44.7%
Used Rental Equipment Gross Profit	5,641	91.6%	3,904	72.1%
Gross Profit	51,361	36.4%	44,423	32.3%

Selling, General and Administrative	29,619	21.0%	27,302	19.8%
Facility Closing and Severance Expenses	472	0.3%	83	0.1%
Loss on Disposals of Property, Plant, and Equipment	118	0.1%	178	0.1%
Income from Operations	21,152	15.0%	16,860	12.3%

Interest Expense, net	12,475	8.8%	12,084	8.8%
Other Expense	24	---	221	0.2%
Income Before Income Taxes	8,653	6.2%	4,555	3.3%
Provision for Income Taxes	192	0.1%	172	0.1%
Net Income	$8,461	6.1%	$4,383	3.2%

Weighted Average Shares Outstanding	18,563		18,298
Basic Net Income Per Share	$0.46		$0.24

Weighted Average Shares and Equivalents Outstanding	19,298		19,320
Diluted Net Income Per Share	$0.44		$0.23

Rental Depreciation	$3,501		$3,954
Other Depreciation	2,497		2,032
Total Depreciation	$5,998		$5,986

Rental Gross Profit Without Depreciation	8,890	65.3%	10,633	71.2%

Dayton Superior Corporation
Summary Income Statement, Unaudited
(amounts in thousands, except per share amounts)

	For the six fiscal months ended:
	June 27, 2008		June 29, 2007
	Amount	% of Sales	Amount	% of Sales

Product Sales	$ 198,570	84.0%	$ 197,350	83.4%
Rental Revenue	27,195	11.5%	29,504	12.5%
Used Rental Equipment Sales	10,651	4.5%	9,684	4.1%
Net Sales	236,416	100.0%	236,538	100.0%

Product Cost of Sales	139,173	70.1%	143,766	72.8%
Rental Cost of Sales	16,763	61.6%	16,345	55.4%
Used Rental Equipment Cost of Sales	1,064	10.0%	2,633	27.2%
Cost of Sales	157,000	66.4%	162,744	68.8%

Product Gross Profit	59,397	29.9%	53,584	27.2%
Rental Gross Profit	10,432	38.4%	13,159	44.6%
Used Rental Equipment Gross Profit	9,587	90.0%	7,051	72.8%
Gross Profit	79,416	33.6%	73,794	31.2%

Selling, General and Administrative	56,454	23.9%	53,160	22.5%
Facility Closing and Severance Expenses	1,174	0.5%	451	0.2%
(Gain) Loss on Disposals of Property, Plant, and Equipment	(413)	(0.2%)	261	0.1%
Income from Operations	22,201	9.4%	19,922	8.4%

Interest Expense, net	24,869	10.5%	23,134	9.8%
Loss on Extinguishment of Long-Term Debt	6,224	2.6%	----	----
Other Expense	54	0.1%	333	0.1%
Loss Before Income Taxes	(8,946)	(3.8%)	(3,545)	(1.5%)
Provision for Income Taxes	256	0.1%	231	0.1%
Net Loss	$ (9,202)	(3.9%)	$ (3,776)	(1.6%)

Weighted Average Shares Outstanding	18,563		18,254
Basic and Diluted Net Loss Per Share	$ (0.50)		$ (0.21)

Rental Depreciation	$ 7,747		$ 7,938
Other Depreciation	4,844		3,895
Total Depreciation	$ 12,591		$ 11,833

Rental Gross Profit Without Depreciation	18,179	66.8%	21,097	71.5%

Dayton Superior Corporation
Summary Balance Sheet, Unaudited
(amounts in thousands)

	As of:
	June 27, 2008	December 31, 2007
Summary Balance Sheet:
Cash	$574	$3,381
Accounts Receivable, Net	90,454	68,593
Inventories	81,898	66,740
Other Current Assets	7,749	6,458
Total Current Assets	180,675	145,172

Rental Equipment, Net	65,495	67,640
Property & Equipment, Net	55,706	56,812
Goodwill & Other Assets	49,282	47,629
Total Assets	$351,158	$317,253

Revolving Credit Facility	$118,721	$-
Current Portion of Long-Term Debt	256,849	8,990
Accounts Payable	40,223	39,204
Other Current Liabilities	25,836	34,933
Total Current Liabilities	441,629	83,127

Other Long-Term Debt	98	315,607
Other Long-Term Liabilities	7,707	8,162
Total Liabilities	449,434	406,896
Stockholders’ Deficit	(98,276)	(89,643)
Total Liabilities & Stockholders’ Deficit	$351,158	$317,253

Dayton Superior Corporation
Summary Cash Flow Statement, Unaudited
(amounts in thousands)

	For the six fiscal months ended:
	June 27, 2008	June 29, 2007 (As restated)

Net Loss	$(9,202)	$(3,776)
Non-Cash Adjustments to Net Loss	14,522	9,519
Changes in Assets and Liabilities	(45,532)	(38,738)
Net Cash Used in Operating Activities	(40,212)	(32,995)

Property, Plant and Equipment Additions, Net	(5,505)	(10,013)
Rental Equipment Proceeds (Additions), Net	5,324	(5,346)
Net Cash Used in Investing Activities	(181)	(15,359)

Net Borrowings Under Revolving Credit Facility	118,721	20,000
Net Repayments of Other Long-Term Debt	(72,086)	(453)
Financing Costs Paid	(4,237)	(633)
Prepayment Premium on Redemption of Long-Term Debt	(4,641)	-
Issuance of Shares of Common Stock	-	826
Net Change in Loans to Stockholders	(16)	1,133
Net Cash Provided By Financing Activities	37,741	20,873

Other, Net	(155)	668
Net Decrease in Cash	$(2,807)	$(26,813)

CONTACT:
Dayton Superior Corporation
Edward J. Puisis, 937-428-7172
Executive Vice President & CFO
Fax: 937-428-9115